Exhibit 10.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of this 2nd day of March, 2005, by and among Aries Energy Corporation, a corporation organized under the laws of the Marshall Islands (“Aries Energy”), Sarah Enterprises S.A., a corporation organized under the laws of the Marshall Islands (“Sarah Enterprises”), Propeller Maritime Corp., a corporation organized under the laws of the Marshall Islands (“Propeller Maritime”), Glory Shipmanagement Ltd., a corporation organized under the laws of the Marshall Islands (“Glory Shipmanagement”) and Aries Maritime Transport Limited, a corporation organized under the laws of Bermuda (“AMT”).

RECITALS

WHEREAS, Aries Energy owns 100% of the issued and outstanding shares of each of Sarah Enterprises, Propeller Maritime, Glory Shipmanagement and Rocket Marine, Inc., a corporation organized under the laws of the Marshall Islands (“Rocket Marine”);

WHEREAS, Sarah Enterprises owns 100% of the issued and outstanding shares of Ocean Hope Shipping Company Ltd., a corporation organized under the laws of Malta (“Ocean Hope”);

WHEREAS, Ocean Hope owns 100% of the issued and outstanding shares of each of (i) the three Marshall Islands, (ii) the two Maltese and (iii) the two Cyprus shipowning corporations set forth on Schedule A hereto (the “Ocean Hope Shipcos”);

WHEREAS, Propeller Maritime owns 100% of the issued and outstanding shares of each of the two Maltese shipowning corporations set forth on Schedule B hereto (the “Propeller Shipcos”);

WHEREAS, Glory Shipmanagement owns 100% of the issued and outstanding shares of each of (i) the two Marshall Islands and (ii) one British Virgin Islands shipowning corporations set forth on Schedule C hereto (the “Glory Shipcos”);

WHEREAS, AMT is a newly formed Bermuda corporation that was formed for the purpose of acquiring Ocean Hope and the Propeller Shipcos and Glory Shipcos (each, a “Shipco” and collectively, the “Shipcos”), in exchange for shares of AMT (the “Exchange”);

WHEREAS, each of the parties hereto wishes to restructure the current ownership structure of the Shipcos, as set forth on Exhibit I attached hereto, and to create the ownership structure set forth on Exhibit II hereto;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Closings

1.1	Closing. The transactions contemplated by this Agreement shall take place at one or more closings, the place and timings of which shall be agreed upon by the parties and which shall be referred to herein, whether individually or collectively, as the Closing.

ARTICLE II

Closing Transactions

At or prior to the Closing, the following transactions will occur:

2.1	Transfer of Shipcos. Immediately prior to the Closing, (i) Sarah Enterprises will deliver to AMT share certificates evidencing 100% of the issued and outstanding shares of Ocean Hope, together with such instruments of transfer as shall be necessary to transfer good and marketable title to such shares, (ii) each of Propeller Maritime and Glory Shipmanagement will deliver to AMT share certificates evidencing 100% of the issued and outstanding shares of each Shipco owned by such company, together with such instruments of transfer as shall be necessary to transfer good and marketable title to such shares, and (iii) AMT will issue to each of Sarah Enterprises, Propeller Maritime and Glory Shipmanagement one hundred (100) AMT common shares, par value $0.01 per share (the “AMT Shares”), together with certificates evidencing such common shares.

2.2	Distributions of AMT Shares. Following the transfer of Ocean Hope and the Propeller Shipcos and Glory Shipcos as set forth above, each of Sarah Enterprises, Propeller Maritime and Glory Shipmanagement will distribute one hundred (100) AMT Shares to Aries Energy, the sole shareholder of each such company.

2.3	Contribution to Rocket Marine. Following the distributions of the AMT Shares to Aries Energy as set forth above, Aries Energy will contribute three hundred (300) AMT Shares to Rocket Marine.

ARTICLE III

Representations and Warranties of AMT

AMT represents and warrants to each of Aries Energy, Sarah Enterprises, Propeller Maritime and Glory Shipmanagement, as of the date hereof and as of the Closing:

3.1

Capacity; Authority; Validity. AMT is duly incorporated and validly existing under the laws of Bermuda; AMT has all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by AMT hereunder; this Agreement and the consummation by AMT of the transactions contemplated hereby has been duly and validly authorized by all necessary actions of AMT; this Agreement has been duly executed and delivered by AMT; and assuming the due execution and delivery of this Agreement by Aries Energy, Sarah Enterprises, Propeller Maritime and Glory Shipmanagement, this Agreement constitutes the legal, valid and binding obligation of AMT enforceable against AMT in accordance with its terms.

3.2	Title. The AMT Shares, when issued to each of Sarah Enterprises, Propeller Maritime and Glory Shipmanagement pursuant to this Agreement, shall be fully paid, validly issued and non-assessable, free and clear of all liens, charges, claims and encumbrances of any nature.

3.3	No Violation of Law or Agreement. Neither the execution and delivery of this Agreement by AMT, nor the consummation of the transactions contemplated hereby by AMT, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to AMT.

3.4	Required Corporate Approvals and Authorities. AMT shall arrange for all such corporate and shareholder approvals as may be necessary to implement the Exchange.

ARTICLE IV

Representations and Warranties of Sarah Enterprises, Propeller Maritime and Glory Shipmanagement

Each of Sarah Enterprises, Propeller Maritime, and Glory Shipmanagement (each, a “Holding Company” and collectively, the “Holding Companies”) hereby represents and warrants to AMT that, as of the date hereof and as of the Closing:

4.1	Capacity; Authority; Validity. (i) Each Marshall Islands Holding Company is duly incorporated and validly existing under the laws of the Marshall Islands; (ii) each Holding Company has all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by each Holding Company hereunder; (iii) this Agreement and the consummation by each Holding Company of the transactions contemplated hereby has been duly and validly authorized by all necessary actions of each Holding Company; (iv) this Agreement has been duly executed and delivered by each Holding Company; and (v) assuming the due execution and delivery of this Agreement by AMT, Aries Energy and each other Holding Company, this Agreement constitutes the legal, valid and binding obligation of each Holding Company enforceable against it in accordance with its terms.

4.2	No Violation of Law or Agreement. Neither the execution and delivery of this Agreement by any Holding Company, nor the consummation of the transactions contemplated hereby by any Holding Company, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to any Holding Company.

4.3

Ownership. (i) Sarah Enterprises is the sole beneficial owner of 100% of the issued and outstanding shares of Ocean Hope, free and clear of any lien, pledge, claim, security interest, encumbrance or charge; (ii) Propeller Maritime is the sole owner of the Propeller Shipcos set forth on Schedule B hereto, free and clear of any lien, pledge, claim, security interest, encumbrance or charge, other than the lien in favor of the lenders under existing loan agreements and related security documents, if any; and (iii) Glory Shipmanagement is the sole owner of Glory Shipcos set forth on Schedule C hereto, free and clear of any lien, pledge, claim, security interest, encumbrance or charge, other than the lien in favor of the lenders under existing loan agreements and related security documents, if any.

4.4	Required Corporate Approvals and Authorities. Each Holding Company shall arrange for all such corporate and shareholder approvals as may be necessary to implement the Exchange.

ARTICLE V

Representations and Warranties of Aries Energy

Aries Energy hereby represents and warrants to AMT that, as of the date hereof and as of the Closing:

5.1	Capacity; Authority; Validity. Aries Energy is duly incorporated and validly existing under the laws of the Marshall Islands; Aries Energy has all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by it hereunder; this Agreement and the consummation by Aries Energy of the transactions contemplated hereby has been duly and validly authorized by all necessary actions of Aries Energy; this Agreement has been duly executed and delivered by Aries Energy; and assuming the due execution and delivery of this Agreement by AMT and each Holding Company, this Agreement constitutes the legal, valid and binding obligation of Aries Energy enforceable against it in accordance with its terms.

5.2	No Violation of Law or Agreement. Neither the execution and delivery of this Agreement by Aries Energy, nor the consummation of the transactions contemplated hereby by Aries Energy, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to Aries Energy.

5.3	Ownership. Aries Energy is the sole beneficial owner of 100% of the issued and outstanding shares of each of Sarah Enterprises, Propeller Maritime and Glory Shipmanagement.

5.4	Required Corporate Approvals and Authorities. Aries Energy shall arrange for all such corporate and shareholder approvals as may be necessary to implement the Exchange.

ARTICLE VI

Miscellaneous

6.1	Notices. All notices and other communications provided hereunder shall be in writing to the other party and shall be deemed to have been duly given when delivered in person or by an overnight courier service, or sent via facsimile transmission and verification received, or when posted by a national postal service, registered or certified mail, with postage prepaid, at the address set forth on the signature page hereto or to such other addresses as a party may from time to time designate to the other parties by written notice thereof, effective only upon actual receipt.

6.2	Entire Agreement. This Agreement constitutes the entire agreement by the parties hereto and supersedes any other agreement, whether written or oral, that may have been made or entered into between them relating to the matters contemplated hereby.

6.3	Amendments and Waivers. This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

6.4	Captions; Counterparts; Execution. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

6.5	Assignment. The rights and obligations set forth in this Agreement may not be assigned or delegated by any of the parties hereto, other than AMT, without the prior written consent of AMT.

6.6	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

ARIES ENERGY CORPORATION

By:
Name: Gabriel Petridis
Title: Sole Director

ARIES MARITIME TRANSPORT LIMITED

By:
Name: Richard Coxall
Title: CEO

SARAH ENTERPRISES S.A.

By:
Name: Gabriel Petridis
Title: Sole Director

PROPELLER MARITIME CORP.

By:
Name: Gabriel Petridis
Title: Sole Director

GLORY SHIPMANAGEMENT LTD.

By:
Name: Gabriel Petridis
Title: Sole Director

Schedule A

Ocean Hope Shipcos

Name of Shipco	Jurisdiction of Incorporation
Dynamic Maritime Company	Marshall Islands
Olympic Galaxy Shipping Ltd.	Marshall Islands
Trans Continent Navigation Ltd.	Malta
Trans State Navigation Ltd.	Malta
Vintage Marine S.A.	Marshall Islands
Robin Marine Limited	Cyprus
Rivonia Marine Limited	Cyprus

Schedule B

Propeller Shipcos

Name of Shipco	Jurisdiction of Incorporation
Mote Shipping Ltd.	Malta
Statesman Shipping Ltd.	Malta

Schedule C

Glory Shipcos

Name of Shipco	Jurisdiction of Incorporation
Ermina Marine Limited	Marshall Islands
Bora Limited	British Virgin Islands
Jubilee Shipholding S.A.	Marshall Islands

Exhibit II

Aries Energy Corporation
Sarah Enterprises S.A.
Propeller Maritime Corp.
Glory Shipmanagement Ltd.
Rocket Marine Inc.
Aries Maritime Transport Limited
Ocean Hope Shipping Company Ltd.
Rivonia Marine Limited
Robin Marine Limited
Dynamic Maritime Company
Olympic Galaxy Shipping Ltd.
Trans Continental Navigation Ltd.
Trans State Navigation Ltd.
Vintage Marine S.A.
Mote Shipping Ltd.
Statesman Shipping Ltd.
Ermina Marine Limited
Bora Limited
Jubilee Shipholding S.A.
CMA CGM Force
CMA CGM Energy
Altius
Fortius
Citius
High Land
High Rider
Nordan-vind
Bora
Ocean Hope